Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent the incorporation by reference in the Registration Statement (Form S - 8) pertaining to the Amended and Restated VimpelCom 2000 Stock Option Plan and the VimpelCom 2010 Stock Option Plan of our report dated March 01, 2010, with respect to the consolidated financial statements of Closed Joint Stock Company Kyivstar G.S.M. included in the VimpelCom Ltd. prospectus filed with the Securities and Exchange Commission on March 26, 2010 (Registration Number 333-164770).

/s/ Ernst & Young Audit Services LLC
Kyiv, Ukraine
April 23, 2010